Provident Financial Services, Inc. Announces Second Quarter Earnings
and Declares Quarterly Cash Dividend

ISELIN, NJ, July 29, 2022 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $39.2 million, or $0.53 per basic and diluted share for the three months ended June 30, 2022, as compared to $44.0 million, or $0.58 per basic and diluted share, for the three months ended March 31, 2022 and $44.8 million, or $0.58 per basic and diluted share, for the three months ended June 30, 2021. For the six months ended June 30, 2022, net income totaled $83.2 million, or $1.11 per basic and diluted share, compared to $93.3 million, or $1.22 per basic and diluted share, for the six months ended June 30, 2021.
Anthony J. Labozzetta, President and Chief Executive Officer commented, “Our solid second quarter results were marked by record quarterly top-line revenue and reflected strong commercial loan growth, net interest margin expansion, and continued stable funding costs. Excluding Paycheck Protection Program loans which continue to pay down through the forgiveness process, our commercial loan portfolio grew at an annualized rate of 17.3%. Our net interest margin expanded 19 basis points from the trailing quarter as new loans were booked at higher market rates and our existing adjustable rate loan portfolio repriced favorably.” Labozzetta continued, “While our asset quality metrics continued to improve during the quarter, we did record a $3 million provision for credit losses, primarily due to loan growth. Our loan origination pipeline remains robust, and we continue to leverage our solid core deposit funding base to support organic asset growth, while mindful of macroeconomic headwinds posed by high inflation levels.”
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.24 per common share payable on August 26, 2022, to stockholders of record as of the close of business on August 12, 2022.
Performance Highlights for the Second Quarter of 2022
•The Company’s total commercial loan portfolio, excluding Paycheck Protection Program ("PPP") loans, increased $350.9 million, or 17.3% annualized, to $8.48 billion at June 30, 2022, from $8.13 billion at March 31, 2022.
•Net interest income increased $4.9 million to $99.5 million for the three months ended June 30, 2022, from $94.5 million for the trailing quarter as a result of strong loan growth, favorable loan repricing and stable funding costs.
•The net interest margin increased 19 basis points to 3.21% for the quarter ended June 30, 2022, from 3.02% for the trailing quarter.
•The average cost of deposits, including non-interest bearing deposits, increased one basis point to 0.20% for the quarter ended June 30, 2022, compared with 0.19% for the trailing quarter.
•At June 30, 2022, the Company's loan pipeline, which consists of work-in-process and loans approved pending closing, totaled $1.43 billion, with a weighted average interest rate of 4.98%.
•The Company recorded a $3.0 million provision for credit losses for the quarter ended June 30, 2022, compared to a $6.4 million negative provision for the trailing quarter. The provision for credit losses in the quarter was largely a function of an increase in total loans outstanding and the relative change in the economic outlook, partially offset by a continued improvement in the Company's asset quality.
•Asset quality improved as non-performing loans at June 30, 2022 declined $3.9 million to $40.4 million, or 0.40% of total loans, from $44.3 million, or 0.46% of total loans, at March 31, 2022.
•Annualized returns on average assets, average equity and average tangible equity were 1.16%, 9.83% and 13.82%, respectively for the three months ended June 30, 2022, compared with 1.30%, 10.57% and 14.58%, respectively for the trailing quarter.

•The Company's annualized pre-tax, pre-provision ("PTPP") return on average assets(1) was 1.65% for the quarter ended June 30, 2022, compared to 1.49% for the quarter ended March 31, 2022.
Results of Operations
Three months ended June 30, 2022 compared to the three months ended March 31, 2022
For the three months ended June 30, 2022, net income was $39.2 million, or $0.53 per basic and diluted share, compared to net income of $44.0 million, or $0.58 per basic and diluted share, for the three months ended March 31, 2022.
Net Interest Income and Net Interest Margin
Net interest income increased $4.9 million to $99.5 million for the three months ended June 30, 2022, from $94.5 million for the trailing quarter. The improvement in net interest income was largely due to the period-over-period increase in the net interest margin as excess liquidity and cash flow from investment securities were invested in higher-yielding loans, combined with the upward repricing of certain adjustable rate loans. This was partially offset by a reduction in the fees related to the forgiveness of PPP loans. For the three months ended June 30, 2022, fees related to the forgiveness of PPP loans, which are recognized in interest income, decreased $912,000 to $192,000, compared to $1.1 million for the trailing quarter.
The Company’s net interest margin increased 19 basis points to 3.21% for the quarter ended June 30, 2022, from 3.02% for the trailing quarter. The weighted average yield on interest-earning assets for the quarter ended June 30, 2022 increased 20 basis points to 3.43%, compared to the trailing quarter. The weighted average cost of interest-bearing liabilities for the quarter ended June 30, 2022 increased two basis points to 0.31%, compared to the trailing quarter. The average cost of interest-bearing deposits for the quarter ended June 30, 2022 increased two basis points to 0.27%, compared to 0.25% for the trailing quarter. The average cost of total deposits, including non-interest bearing deposits, was 0.20% for the quarter ended June 30, 2022, compared to 0.19% for the trailing quarter. The average cost of borrowed funds for the quarter ended June 30, 2022 was 0.84%, compared to 0.86% for the quarter ended March 31, 2022.
Provision for Credit Losses
For the quarter ended June 30, 2022, the Company recorded a $3.0 million provision for credit losses, compared with a negative provision for credit losses of $6.4 million for the quarter ended March 31, 2022. The provision for credit losses for the quarter ended June 30, 2022 was largely a function of an increase in total loans outstanding and the relative change in the economic outlook, partially offset by an overall improvement in the Company's asset quality.
Non-Interest Income and Expense
For the three months ended June 30, 2022, non-interest income totaled $20.9 million, an increase of $784,000, compared to the trailing quarter. Other income increased $752,000 to $1.9 million for the three months ended June 30, 2022, compared to the trailing quarter, primarily due to an increase in net gains on the sale of loans. Fee income increased $535,000 to $7.4 million for the three months ended June 30, 2022, compared to the trailing quarter, primarily due to increases in commercial loan prepayment fees and non-deposit investment fee income, partially offset by a decrease in debit card revenue. BOLI income increased $384,000 compared to the trailing quarter, to $1.6 million for the three months ended June 30, 2022, primarily due to a benefit claim recognized in the quarter, partially offset by lower equity valuations. Partially offsetting these increases in non-interest income, insurance agency income decreased $570,000 compared to the trailing quarter, to $2.9 million for the three months ended June 30, 2022, mainly due to the receipt of contingent commissions in the trailing quarter. Additionally, wealth management income decreased $442,000 compared to the trailing quarter, to $7.0 million for the three months ended June 30, 2022, primarily due to a decrease in the market value of assets under management.
Non-interest expense totaled $63.8 million for the three months ended June 30, 2022, an increase of $2.0 million, compared to $61.9 million for the trailing quarter. For the three months ended June 30, 2022, the Company recorded a $1.0 million negative provision for credit losses for off-balance sheet credit exposures, compared to a $2.4 million negative provision for the trailing quarter. The decreased negative provision was primarily due to a decrease in line of credit utilization. Other operating expenses increased $459,000 to $9.8 million for the three months ended June 30,

2022, compared to the trailing quarter. The increase in other operating expenses was primarily due to increases in attorney fees and debit card expense. Compensation and benefits expense increased $370,000 to $37.4 million for the three months ended June 30, 2022, compared to $37.1 million for the trailing quarter. The increase in compensation and benefit expense was primarily attributable to increases in stock-based compensation, the accrual for incentive compensation and salary expense, partially offset by a decrease in payroll taxes. These increases in non-interest expense were partially offset by an $851,000 decrease in net occupancy expense to $8.5 million for the three months ended June 30, 2022, compared to the trailing quarter, mainly due to seasonal decreases and reduced rent expense.
The Company’s annualized adjusted non-interest expense as a percentage of average assets(1) was 1.92% for the quarter ended June 30, 2022, compared to 1.90% for the trailing quarter. The efficiency ratio (adjusted non-interest expense divided by the sum of net interest income and non-interest income)(1) was 53.83% for the three months ended June 30, 2022, compared to 56.05% for the trailing quarter.
Income Tax Expense
For the three months ended June 30, 2022, the Company's income tax expense was $14.3 million with an effective tax rate of 26.8%, compared with income tax expense of $15.2 million with an effective tax rate of 25.7% for the trailing quarter. The decrease in tax expense for the three months ended June 30, 2022, compared with the trailing quarter was largely due to a decrease in taxable income, while the increase in the effective tax rate for the three months ended June 30, 2022, compared with the trailing quarter was largely due to an increase in the proportion of income derived from taxable sources.
Three months ended June 30, 2022 compared to the three months ended June 30, 2021
For the three months ended June 30, 2022, net income was $39.2 million, or $0.53 per basic and diluted share, compared to net income of $44.8 million, or $0.58 per basic and diluted share, for the three months ended June 30, 2021.
Net Interest Income and Net Interest Margin
Net interest income increased $8.6 million to $99.5 million for the three months ended June 30, 2022, from $90.9 million for same period in 2021. The increase in net interest income for the three months ended June 30, 2022, was primarily driven by growth in average earning assets, largely due to increases in available for sale debt securities and average loans outstanding, funded by growth in lower-costing core deposits and the reinvestment of cash proceeds from PPP loan satisfactions. This was partially offset by a reduction in the fees related to the forgiveness of PPP loans. For three months ended June 30, 2022, fees related to the forgiveness of PPP loans decreased $2.7 million to $192,000, compared to $2.9 million for the three months ended June 30, 2021.
The Company’s net interest margin increased 22 basis points to 3.21% for the quarter ended June 30, 2022, from 2.99% for the same period last year. The weighted average yield on interest-earning assets for the quarter ended June 30, 2022 increased 12 basis points to 3.43%, compared to 3.31% for the quarter ended June 30, 2021. The weighted average cost of interest bearing liabilities decreased 13 basis points for the quarter ended June 30, 2022 to 0.31%, compared to 0.44% for the second quarter of 2021. The average cost of interest bearing deposits for the quarter ended June 30, 2022 was 0.27%, compared to 0.34% for the same period last year. Average non-interest bearing demand deposits increased $298.1 million to $2.78 billion for the quarter ended June 30, 2022, compared to $2.48 billion for the quarter ended June 30, 2021. The average cost of total deposits, including non-interest bearing deposits, was 0.20% for the quarter ended June 30, 2022, compared with 0.26% for the quarter ended June 30, 2021. The average cost of borrowed funds for the quarter ended June 30, 2022 was 0.84%, compared to 1.18% for the same period last year.
Provision for Credit Losses
For the quarter ended June 30, 2022, the Company recorded a $3.0 million provision for credit losses, compared with a negative provision for credit losses of $10.7 million for the quarter ended June 30, 2021. The increase in the provision was largely a function of the relative change in the economic outlook and the significant favorable impact of the post-pandemic recovery in the prior year period, partially offset by an overall improvement in the Company's asset quality.

Non-Interest Income and Expense
Non-interest income totaled $20.9 million for the quarter ended June 30, 2022, a decrease of $224,000, compared to the same period in 2021. Fee income decreased $1.0 million to $7.4 million for the three months ended June 30, 2022, compared to the same period in 2021, primarily due to decreases in debit card revenue and commercial loan prepayment fees, partially offset by an increase in deposit related fees. The decrease in debit card revenue was largely attributable to the interchange transaction fee limitation imposed by the Durbin amendment, which became effective for the Company in the third quarter of 2021. Wealth management income decreased $835,000 to $7.0 million for the three months ended June 30, 2022, compared to the same period in 2021, primarily due to a decrease in the market value of assets under management. Partially offsetting these decreases in non-interest income, other income increased $1.5 million to $1.9 million for the three months ended June 30, 2022, compared to the quarter ended June 30, 2021, primarily due to increases in fees on loan-level interest rate swap transactions and net gains on the sale of loans.
For the three months ended June 30, 2022, non-interest expense totaled $63.8 million, an increase of $1.1 million, compared to the three months ended June 30, 2021. Compensation and benefits expense increased $2.6 million to $37.4 million for three months ended June 30, 2022, compared to $34.9 million for the same period in 2021. The increase was principally due to increases in stock-based compensation, salary expense and the accrual for incentive compensation, partially offset by a decline in employee medical expenses. Other operating expenses increased $780,000 to $9.8 million for the three months ended June 30, 2022, compared to the same period in 2021, principally due to an increase in business development expenses. Net occupancy expenses increased $572,000 to $8.5 million for the three months ended June 30, 2022, compared to the same period in 2021, largely due to increases in rent, depreciation and maintenance expenses, while FDIC insurance decreased $220,000 due to a decrease in the insurance assessment rate, partially offset by an increase in total assets subject to assessment. Partially offsetting these increases in non-interest expense, credit loss expense for off-balance sheet credit exposures decreased $3.0 million to a negative provision of $1.0 million for the three months ended June 30, 2022, compared to a $2.1 million provision for the same period in 2021. The decrease was primarily the result of a decrease in the pipeline of loans approved and awaiting closing, combined with an increase in line of credit utilization, partially offset by an increase in loss factors.
The Company’s annualized adjusted non-interest expense as a percentage of average assets(1) was 1.92% for the quarter ended June 30, 2022, compared to 1.84% for the same period in 2021. The efficiency ratio (adjusted non-interest expense divided by the sum of net interest income and non-interest income)(1) was 53.83% for the three months ended June 30, 2022 compared to 54.12% for the same respective period in 2021.
Income Tax Expense
For the three months ended June 30, 2022, the Company's income tax expense was $14.3 million with an effective tax rate of 26.8%, compared with $15.3 million with an effective tax rate of 25.4% for the three months ended June 30, 2021. The decrease in tax expense for the three months ended June 30, 2022, compared with the same period last year was largely the result of a decrease in taxable income, while the increase in the effective tax rate for the three months ended June 30, 2022, compared with the three months ended June 30, 2021, was largely due to an increase in the proportion of income derived from taxable sources.
Six Months Ended June 30, 2022 compared to the six months ended June 30, 2021
For the six months ended June 30, 2022, net income totaled $83.2 million, or $1.11 per basic and diluted share, compared to net income of $93.3 million, or $1.22 per basic and diluted share, for the six months ended June 30, 2021.
Net Interest Income and Net Interest Margin
Net interest income increased $13.1 million to $194.0 million for the six months ended June 30, 2022, from $180.9 million for same period in 2021. The increase in net interest income for the six months ended June 30, 2022, was primarily driven by a reduction in funding costs, growth in lower-costing core and non-interest bearing deposits and an increase in available for sale debt securities. Net interest income was further enhanced by the favorable repricing of adjustable rate loans and an increase in rates on new loan originations. This was partially offset by a reduction in fees related to the forgiveness of PPP loans. For the six months ended June 30, 2022, fees related to the forgiveness of PPP loans decreased $3.1 million to $1.3 million, compared to $4.4 million for the six months ended June 30, 2021.

For the six months ended June 30, 2022, the net interest margin increased nine basis points to 3.11%, compared to 3.02% for the six months ended June 30, 2021. The weighted average yield on interest earning assets declined three basis points to 3.33% for the six months ended June 30, 2022, compared to 3.36% for the six months ended June 30, 2021, while the weighted average cost of interest bearing liabilities decreased 16 basis points to 0.30% for the six months ended June 30, 2022, compared to 0.46% for the same period last year. The average cost of interest bearing deposits decreased 10 basis points to 0.26% for the six months ended June 30, 2022, compared to 0.36% for the same period last year. Average non-interest bearing demand deposits increased $352.6 million to $2.78 billion for the six months ended June 30, 2022, compared with $2.43 billion for the six months ended June 30, 2021. The average cost of total deposits, including non-interest bearing deposits, was 0.19% for the six months ended June 30, 2022, compared with 0.28% for the six months ended June 30, 2021. The average cost of borrowings for the six months ended June 30, 2022 was 0.85%, compared to 1.15% for the same period last year.
Provision for Credit Losses
For the six months ended June 30, 2022, the Company recorded a $3.4 million negative provision for credit losses related to loans, compared with a negative provision for credit losses of $25.7 million for the six months ended June 30, 2021. The decrease in the period-over-period provision benefit was largely a function of the significant favorable impact of the post-pandemic recovery resulting in a larger negative provision taken in the prior year period, combined with growth in the loan portfolio and the satisfaction of PPP loans.
Non-Interest Income and Expense
For the six months ended June 30, 2022, non-interest income totaled $41.1 million, a decrease of $1.7 million, compared to the same period in 2021. Fee income decreased $1.3 million to $14.3 million for the six months ended June 30, 2022, compared to the same period in 2021, primarily due to a decrease in debit card revenue, which was curtailed by the Durbin amendment, partially offset by an increase in deposit related fees. BOLI income decreased $1.3 million to $2.7 million for the six months ended June 30, 2022, compared to the same period in 2021, primarily due to lower equity valuations and a decrease in benefit claims recognized. Wealth management income decreased $504,000 to $14.5 million for the six months ended June 30, 2022, compared to the same period in 2021, primarily due to a decrease in the market value of assets under management and a decrease in tax preparation fees, partially offset with new business generation. Partially offsetting these decreases in non-interest income, other income increased $864,000 to $3.1 million for the six months ended June 30, 2022, compared to $2.2 million for the same period in 2021, mainly due to an increase in fees on loan-level interest rate swap transactions. Also, insurance agency income totaled $6.3 million, an increase of $694,000 for the six months ended June 30, 2022, compared to the same period in 2021, largely due to an increase in contingent commissions.
Non-interest expense totaled $125.7 million for the six months ended June 30, 2022, an increase of $1.2 million, compared to $124.6 million for the six months ended June 30, 2021. Compensation and benefits expense increased $4.3 million to $74.5 million for the six months ended June 30, 2022, compared to $70.2 million for the six months ended June 30, 2021, primarily due to increases in stock-based compensation, salary expense and the accrual for incentive compensation, partially offset by a decrease in employee benefit expenses. Data processing expense increased $1.2 million to $11.0 million for the six months ended June 30, 2022, mainly due to increases in software subscription expense and online banking costs. Additionally, net occupancy expense increased $602,000 to $17.8 million for the six months ended June 30, 2022, compared to the same period in 2021, mainly due to increases in rent, depreciation and maintenance expenses, a portion of which were attributable to the Company's new administrative offices. Partially offsetting these increases, credit loss expense for off-balance sheet credit exposures decreased $4.5 million to a negative provision of $3.4 million for the six months ended June 30, 2022, compared to a $1.2 million provision for the same period last year. The decrease was primarily the result of a decrease in the pipeline of loans approved and awaiting closing, combined with an increase in line of credit utilization, partially offset by an increase in loss factors. FDIC insurance decreased $785,000 for the six months ended June 30, 2022, primarily due to a decrease in the insurance assessment rate, partially offset by an increase in total assets subject to assessment.
Income Tax Expense
For the six months ended June 30, 2022, the Company's income tax expense was $29.6 million with an effective tax rate of 26.2%, compared with $31.5 million with an effective tax rate of 25.2% for the six months ended June 30, 2021. The decrease in tax expense for the six months ended June 30, 2022, compared with the same period last year was largely the result of a decrease in taxable income, while the increase in the effective tax rate for the six months ended June 30, 2021, compared with the with the prior year was largely due to an increase in the proportion of income derived from taxable sources.
Asset Quality
The Company’s total non-performing loans at June 30, 2022 were $40.4 million, or 0.40% of total loans, compared to $44.3 million, or 0.46% of total loans at March 31, 2022 and $48.0 million, or 0.50% of total loans at December 31, 2021. The $3.9 million decrease in non-performing loans at June 30, 2022, compared to the trailing quarter, consisted of a $2.0 million decrease in non-performing residential mortgage loans, a $1.8 million decrease in non-performing commercial loans, a $906,000 decrease in non-performing commercial mortgage loans, a $207,000 decrease in non-performing consumer loans and a $1.1 million increase in non-performing construction loans. At June 30, 2022, impaired loans totaled $45.1 million with related specific reserves of $1.5 million, compared with impaired loans totaling $48.3 million with related specific reserves of $2.0 million at March 31, 2022. At December 31, 2021, impaired loans totaled $52.3 million with related specific reserves of $4.3 million.
At June 30, 2022, the Company’s allowance for credit losses related to the loan portfolio was 0.79% of total loans, compared to 0.79% and 0.84% at March 31, 2022 and December 31, 2021, respectively. The allowance for credit losses decreased $1.7 million to $79.0 million at June 30, 2022 from $80.7 million at December 31, 2021. The decrease in the allowance for credit losses on loans at June 30, 2022 compared to December 31, 2021 was due to a $3.4 million negative provision for credit losses, partially offset by net recoveries of $1.7 million. The reduction in the allowance for credit losses on loans was primarily the result of an overall improvement in asset quality and an improved economic forecast.

The following table sets forth accruing past due loans and non-accrual loans on the dates indicated, as well as certain asset quality ratios.

	June 30, 2022		March 31, 2022		December 31, 2021
	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans
	(Dollars in thousands)
Accruing past due loans:
30 to 59 days past due:
Residential mortgage loans	9	$853	18	$2,385	26	$7,229
Commercial mortgage loans	2	276	2	282	4	720
Multi-family mortgage loans	—	—	1	816	—	—
Construction loans	—	—	3	1,659	—	—
Total mortgage loans	11	1,129	24	5,142	30	7,949
Commercial loans	5	1,040	9	4,019	11	7,229
Consumer loans	11	343	15	571	24	649
Total 30 to 59 days past due	27	$2,512	48	$9,732	65	$15,827

60 to 89 days past due:
Residential mortgage loans	9	$1,752	7	$1,354	7	$1,131
Commercial mortgage loans	—	—	—	—	2	3,960
Multi-family mortgage loans	—	—	—	—	—	—
Construction loans	—	—	—	—	—	—
Total mortgage loans	9	1,752	7	1,354	9	5,091
Commercial loans	3	41	3	318	5	1,289
Consumer loans	5	169	3	90	7	228
Total 60 to 89 days past due	17	1,962	13	1,762	21	6,608
Total accruing past due loans	44	$4,474	61	$11,494	86	$22,435

Non-accrual:
Residential mortgage loans	21	$3,401	29	$5,396	28	$6,072
Commercial mortgage loans	15	18,627	14	19,533	14	16,887
Multi-family mortgage loans	2	2,040	2	2,053	1	439
Construction loans	3	3,466	2	2,366	2	2,365
Total mortgage loans	41	27,534	47	29,348	45	25,763
Commercial loans	32	11,950	39	13,793	51	20,582
Consumer loans	16	964	19	1,171	17	1,682
Total non-accrual loans	89	$40,448	105	$44,312	113	$48,027

Non-performing loans to total loans		0.40%		0.46%		0.50%
Allowance for loan losses to total non-performing loans		195.35%		172.13%		168.11%
Allowance for loan losses to total loans		0.79%		0.79%		0.84%
At June 30, 2022 and December 31, 2021, the Company held foreclosed assets of $9.1 million and $8.7 million, respectively. During the six months ended June 30, 2022, there were two additions to foreclosed assets with an aggregate carrying value of $625,000, one property sold with an aggregate carrying value of $80,000 and a valuation charge of $200,000. Foreclosed assets at June 30, 2022 consisted primarily of commercial real estate. Total non-performing assets at June 30, 2022 decreased $7.2 million to $49.5 million, or 0.36% of total assets, from $56.8 million, or 0.41% of total assets at December 31, 2021.

Balance Sheet Summary
Total assets at June 30, 2022 were $13.72 billion, a $65.3 million decrease from December 31, 2021. The decrease in total assets was primarily due to a $434.9 million decrease in cash and cash equivalents and a $115.8 million decrease in total investments, partially offset by a $410.8 million increase in total loans.
The Company’s loan portfolio totaled $9.99 billion at June 30, 2022 and $9.58 billion at December 31, 2021. The loan portfolio consists of the following:

	June 30, 2022	March 31, 2022	December 31, 2021
	(Dollars in thousands)
Mortgage loans:
Residential	$1,180,967	$1,194,613	$1,202,638
Commercial	4,136,344	3,937,216	3,827,370
Multi-family	1,445,099	1,394,761	1,364,397
Construction	728,024	699,415	683,166
Total mortgage loans	7,490,434	7,226,005	7,077,571
Commercial loans	2,192,009	2,131,326	2,188,866
Consumer loans	322,711	316,589	327,442
Total gross loans	10,005,154	9,673,920	9,593,879
Premiums on purchased loans	1,405	1,482	1,451
Net deferred fees and unearned discounts	(14,114)	(12,520)	(13,706)
Total loans	$9,992,445	$9,662,882	$9,581,624
Total PPP loans outstanding, which are included in total commercial loans, decreased $78.2 million to $16.7 million at June 30, 2022, from $94.9 million at December 31, 2021 due to the forgiveness of such loans as the program winds down. Excluding the decrease in PPP loans, during the six months ended June 30, 2022, the Company experienced net increases of $309.0 million in commercial mortgage loans, $81.3 million in commercial loans, $80.7 million in multi-family loans and $44.9 million in construction loans, partially offset by net decreases in residential mortgage and consumer loans of $21.7 million and $4.7 million, respectively. Commercial loans, consisting of commercial real estate, multi-family, commercial and construction loans, represented 85.0% of the loan portfolio at June 30, 2022, compared to 84.1% at December 31, 2021.
For the six months ended June 30, 2022, loan funding, including advances on lines of credit, totaled $2.15 billion, compared with $1.67 billion for the same period in 2021.
At June 30, 2022, the Company’s unfunded loan commitments totaled $2.06 billion, including commitments of $980.3 million in commercial loans, $647.4 million in construction loans and $138.4 million in commercial mortgage loans. Unfunded loan commitments at December 31, 2021 and June 30, 2021 were $2.05 billion and $2.16 billion, respectively.
The loan pipeline, consisting of work-in-process and loans approved pending closing, totaled $1.43 billion at June 30, 2022, compared to $1.09 billion and $1.70 billion at December 31, 2021 and June 30, 2021, respectively.
Cash and cash equivalents were $277.5 million at June 30, 2022, a $434.9 million decrease from December 31, 2021, primarily as a result of decreases in short term investments.
Total investments were $2.41 billion at June 30, 2022, a $115.8 million decrease from December 31, 2021. This decrease was primarily due to an increase in unrealized losses on available for sale debt securities, repayments of mortgage-backed securities and maturities and calls of certain municipal and agency bonds, partially offset by purchases of mortgage-backed and municipal securities.
Total deposits decreased $359.8 million during the six months ended June 30, 2022, to $10.87 billion. Total savings and demand deposit accounts decreased $333.9 million to $10.21 billion at June 30, 2022, while total time deposits decreased $25.9 million to $666.6 million at June 30, 2022. The decrease in savings and demand deposits was largely attributable to a $463.6 million decrease in interest bearing demand deposits, as the Company shifted $360.0 million of brokered demand deposits into lower-costing Federal Home Loan Bank of New York ("FHLB") borrowings, partially offset by a $52.3 million increase in non-interest bearing demand deposits, a $51.8 million increase in savings deposits and a $25.5 million increase in money market deposits. The decrease in time deposits was primarily due to maturities of longer-term retail time deposits, partially offset by the inflow of brokered time deposits.
Borrowed funds increased $375.7 million during the six months ended June 30, 2022, to $1.00 billion. The increase in borrowings for the period was largely due to the maturity and replacement of brokered deposits into lower-costing FHLB borrowings. Borrowed funds represented 7.3% of total assets at June 30, 2022, an increase from 4.5% at December 31, 2021.
Stockholders’ equity decreased $111.8 million during the six months ended June 30, 2022, to $1.59 billion, primarily due to an increase in unrealized losses on available for sale debt securities, dividends paid to stockholders and common stock repurchases, partially offset by net income earned for the period. For the three months ended June 30, 2022, common stock repurchases totaled 760,466 shares at an average cost of $23.00 per share. For the six months ended June 30, 2022, common stock repurchases totaled 2,042,541 shares at an average cost of $23.23 per share, of which 15,457 shares, at an average cost of $23.48 per share, were made in connection with withholding to cover income taxes on the vesting of stock-based compensation. At June 30, 2022, approximately 1.1 million shares remained eligible for repurchase under the current stock repurchase authorization. Book value per share and tangible book value per share(1) at June 30, 2022 were $21.09 and $14.94, respectively, compared with $22.05 and $16.02, respectively, at December 31, 2021.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, Bucks, Lehigh and Northampton counties in Pennsylvania, as well as Queens and Nassau Counties in New York. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company and insurance services through its wholly owned subsidiary, Provident Protection Plus, Inc.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Friday, July 29, 2022 at 10:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2022. The call may be accessed by dialing 1-844-200-6205 (United States), 1-646-904-5544 (United States Local), 1-833-950-0062 (Canada Toll Free), 1-226-828-7575 (Canada Local), or 1-929-526-1599 (All other locations). Speakers will need to enter speaker access code (293159) before being met by a live operator. Internet access to the call is also available (listen only) at provident.bank by going to Investor Relations and clicking on "Webcast."
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in accounting policies and practices that may be adopted by the regulatory agencies and the accounting standards setters, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

In addition, the COVID-19 pandemic continues to have an uncertain impact on the Company, its customers and the communities it serves. Given its ongoing and dynamic nature, including potential variants, it is difficult to predict the continuing impact of the pandemic on the Company's business, financial condition or results of operations. The extent of such impact will depend on future developments, which remain highly uncertain, including when the pandemic will be controlled and abated, and the extent to which the economy can remain open.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Footnotes
(1) Annualized pre-tax, pre-provision return on average assets, tangible book value per share, annualized return on average tangible equity, annualized adjusted non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes following the Consolidated Financial Highlights which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the Three months ended			At or for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Statement of Income
Net interest income	$99,475	$94,526	$90,905	$194,001	$180,905
Provision for credit losses	2,996	(6,405)	(10,704)	(3,409)	(25,705)
Non-interest income	20,932	20,148	21,156	41,078	42,793
Non-interest expense	63,846	61,886	62,698	125,730	124,551
Income before income tax expense	53,565	59,193	60,067	112,758	124,852
Net income	39,228	43,962	44,789	83,191	93,348
Diluted earnings per share	$0.53	$0.58	$0.58	$1.11	$1.22
Interest rate spread	3.12%	2.94%	2.87%	3.03%	2.90%
Net interest margin	3.21%	3.02%	2.99%	3.11%	3.02%

Profitability
Annualized return on average assets	1.16%	1.30%	1.36%	1.23%	1.43%
Annualized return on average equity	9.83%	10.57%	10.77%	10.21%	11.38%
Annualized return on average tangible equity (1)	13.82%	14.58%	14.92%	14.22%	15.85%
Annualized adjusted non-interest expense to average assets (3)	1.92%	1.90%	1.84%	1.91%	1.89%
Efficiency ratio (4)	53.83%	56.05%	54.12%	54.91%	55.15%

Asset Quality
Non-accrual loans		$44,312		$40,448	$80,060
90+ and still accruing		—		—	—
Non-performing loans		44,312		40,448	80,060
Foreclosed assets		8,578		9,076	2,350
Non-performing assets		52,890		49,524	82,410
Non-performing loans to total loans		0.46%		0.40%	0.84%
Non-performing assets to total assets		0.39%		0.36%	0.62%
Allowance for loan losses		$76,275		$79,016	$80,959
Allowance for loan losses to total non-performing loans		172.13%		195.35%	101.12%
Allowance for loan losses to total loans		0.79%		0.79%	0.85%
Net loan charge-offs (recoveries)	$259	$(1,935)	$(6,068)	$(1,676)	$(5,193)
Annualized net loan charge offs (recoveries) to average total loans	0.01%	(0.08)%	(0.25)%	(0.02)%	(0.11)%

Average Balance Sheet Data
Assets	$13,541,209	$13,693,429	$13,227,853	$13,616,899	$13,131,545
Loans, net	9,683,027	9,481,831	9,588,619	9,582,986	9,655,828
Earning assets	12,328,742	12,527,409	12,080,463	12,427,528	11,946,272
Core deposits	10,462,293	10,551,229	9,555,664	10,506,515	9,311,291
Borrowings	527,630	549,679	869,036	538,593	941,729
Interest-bearing liabilities	8,918,786	9,005,985	8,869,079	8,962,144	8,819,449
Stockholders' equity	1,601,245	1,686,324	1,668,525	1,643,549	1,653,449
Average yield on interest-earning assets	3.43%	3.23%	3.31%	3.33%	3.36%
Average cost of interest-bearing liabilities	0.31%	0.29%	0.44%	0.30%	0.46%

Notes and Reconciliation of GAAP and Non-GAAP Financial Measures
(Dollars in Thousands, except share data)
The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

(1) Annualized Return on Average Tangible Equity
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Total average stockholders' equity	$1,601,245	$1,686,324	$1,668,525	$1,643.549	$1,653,449
Less: total average intangible assets	463,039	463,890	464,201	463,462	465,473
Total average tangible stockholders' equity	$1,138,206	$1,222,434	$1,204,324	$1,180,087	$1,187,976

Net income	$39,228	$43,962	$44,789	$83,191	$93,348

Annualized return on average tangible equity (net income/total average tangible stockholders' equity)	13.82%	14.58%	14.92%	14.22%	15.85%

(2) Annualized Pre-Tax, Pre-Provision Return on Average Assets
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Net income	$39,228	$43,962	$44,789	$83,191	$93,348
Add: provision for credit losses	2,996	(6,405)	(10,704)	(3,409)	(25,705)
Add: provision for credit losses for off-balance sheet credit exposure	(973)	(2,390)	2,050	(3,363)	1,175
Add: income tax expense	14,337	15,231	15,278	29,567	31,504
PTPP income	$55,588	$50,398	$51,413	$105,986	$100,322

Annualized PTPP income	$222,963	$204,392	$206,217	$213,729	$202,307
Average assets	$13,541,209	$13,693,429	$13,227,853	$13,616,899	$13,131,545

Annualized PTPP return on average assets	1.65%	1.49%	1.56%	1.57%	1.54%

(3) Annualized Adjusted Non-Interest Expense to Average Assets
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Reported non-interest expense	$63,846	$61,886	$62,698	$125,730	$124,551
Adjustments to non-interest expense:
Credit loss (benefit) expense for off-balance sheet credit exposures	(973)	(2,390)	2,050	(3,363)	1,175
Adjusted non-interest expense	$64,819	$64,276	$60,648	$129,093	$123,376

Annualized adjusted non-interest expense	$259,988	$260,675	$243,258	$260,326	$248,797

Average assets	$13,541,209	$13,693,429	$13,227,853	$13,616,899	13,131,545

Annualized adjusted non-interest expense/average assets	1.92%	1.90%	1.84%	1.91%	1.89%

(4) Efficiency Ratio Calculation
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Net interest income	$99,475	$94,526	$90,905	$194,001	$180,905
Non-interest income	20,932	20,148	21,156	41,078	42,793
Total income	$120,407	$114,674	$112,061	$235,079	$223,698

Adjusted non-interest expense	$64,819	$64,276	$60,648	$129,093	$123,376

Efficiency ratio (adjusted non-interest expense/income)	53.83%	56.05%	54.12%	54.91%	55.15%

(5) Book and Tangible Book Value per Share
	At June 30,	At December 31,
	2022	2021
Total stockholders' equity	$1,585,265	$1,697,096
Less: total intangible assets	462,451	464,183
Total tangible stockholders' equity	$1,122,814	$1,232,913

Shares outstanding	75,163,718	76,969,999

Book value per share (total stockholders' equity/shares outstanding)	$21.09	$22.05
Tangible book value per share (total tangible stockholders' equity/shares outstanding)	$14.94	$16.02

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
June 30, 2022 (Unaudited) and December 31, 2021
(Dollars in Thousands)

Assets	June 30, 2022	December 31, 2021
Cash and due from banks	$176,461	$506,270
Short-term investments	101,071	206,193
Total cash and cash equivalents	277,532	712,463
Available for sale debt securities, at fair value	1,947,120	2,057,851
Held to maturity debt securities, net (fair value of $399,140 at June 30, 2022 (unaudited) and $449,709 at December 31, 2021)	410,745	436,150
Equity securities, at fair value	1,102	1,325
Federal Home Loan Bank stock	54,836	34,290
Loans	9,992,445	9,581,624
Less allowance for credit losses	79,016	80,740
Net loans	9,913,429	9,500,884
Foreclosed assets, net	9,076	8,731
Banking premises and equipment, net	81,655	80,559
Accrued interest receivable	42,858	41,990
Intangible assets	462,451	464,183
Bank-owned life insurance	236,352	236,630
Other assets	278,745	206,146
Total assets	$13,715,901	$13,781,202

Liabilities and Stockholders' Equity
Deposits:
Demand deposits	$8,695,223	$9,080,956
Savings deposits	1,512,356	1,460,541
Certificates of deposit of $100,000 or more	392,725	368,277
Other time deposits	273,920	324,238
Total deposits	10,874,224	11,234,012
Mortgage escrow deposits	42,346	34,440
Borrowed funds	1,002,502	626,774
Subordinated debentures	10,389	10,283
Other liabilities	201,175	178,597
Total liabilities	12,130,636	12,084,106

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,012 shares issued and 75,163,718 shares outstanding at June 30, 2022 and 76,969,999 outstanding at December 31, 2021.	832	832
Additional paid-in capital	976,067	969,815
Retained earnings	860,977	814,533
Accumulated other comprehensive income	(111,799)	6,863
Treasury stock	(127,091)	(79,603)
Unallocated common stock held by the Employee Stock Ownership Plan	(13,721)	(15,344)
Common Stock acquired by the Directors' Deferred Fee Plan	(3,705)	(3,984)
Deferred Compensation - Directors' Deferred Fee Plan	3,705	3,984
Total stockholders' equity	1,585,265	1,697,096
Total liabilities and stockholders' equity	$13,715,901	$13,781,202

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three months ended June 30, 2022, March 31, 2022 and June 30, 2021, and six months ended June 30, 2022 and 2021 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Interest income:
Real estate secured loans	$69,073	$63,835	$62,877	$132,908	$124,893
Commercial loans	22,363	22,821	25,173	45,184	51,316
Consumer loans	3,344	3,139	3,412	6,483	6,904
Available for sale debt securities, equity securities and Federal Home Loan Bank stock	8,454	7,951	5,722	16,406	11,334
Held to maturity debt securities	2,489	2,596	2,700	5,085	5,484
Deposits, federal funds sold and other short-term investments	562	647	660	1,209	1,144
Total interest income	106,285	100,989	100,544	207,275	201,075

Interest expense:
Deposits	5,576	5,187	6,782	10,763	14,199
Borrowed funds	1,104	1,168	2,553	2,272	5,362
Subordinated debt	130	108	304	239	609
Total interest expense	6,810	6,463	9,639	13,274	20,170
Net interest income	99,475	94,526	90,905	194,001	180,905
Provision charge (benefit) for credit losses	2,996	(6,405)	(10,704)	(3,409)	(25,705)
Net interest income after provision for credit losses	96,479	100,931	101,609	197,410	206,610

Non-interest income:
Fees	7,424	6,889	8,467	14,313	15,659
Wealth management income	7,024	7,466	7,859	14,489	14,993
Insurance agency income	2,850	3,420	2,849	6,270	5,576
Bank-owned life insurance	1,563	1,179	1,523	2,741	4,090
Net gain on securities transactions	141	16	34	157	231
Other income	1,930	1,178	424	3,108	2,244
Total non-interest income	20,932	20,148	21,156	41,078	42,793

Non-interest expense:
Compensation and employee benefits	37,437	37,067	34,871	74,503	70,183
Net occupancy expense	8,479	9,330	7,907	17,810	17,208
Data processing expense	5,632	5,344	5,409	10,976	9,802
FDIC Insurance	1,350	1,205	1,570	2,555	3,340
Amortization of intangibles	873	859	918	1,732	1,890
Advertising and promotion expense	1,222	1,104	927	2,326	1,804
Credit loss (benefit) expense for off-balance sheet credit exposures	(973)	(2,390)	2,050	(3,363)	1,175
Other operating expenses	9,826	9,367	9,046	19,191	19,149
Total non-interest expense	63,846	61,886	62,698	125,730	124,551
Income before income tax expense	53,565	59,193	60,067	112,758	124,852
Income tax expense	14,337	15,231	15,278	29,567	31,504
Net income	$39,228	$43,962	44,789	$83,191	$93,348

Basic earnings per share	$0.53	$0.58	$0.58	$1.11	$1.22
Average basic shares outstanding	74,328,632	75,817,971	76,643,546	75,068,154	76,580,364

Diluted earnings per share	$0.53	$0.58	$0.58	$1.11	$1.22
Average diluted shares outstanding	74,400,788	75,914,079	76,753,442	75,152,286	76,667,471

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Dollars in Thousands) (Unaudited)
	June 30, 2022			March 31, 2022			June 30, 2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-Earning Assets:
Deposits	$77,761	$191	0.98%	$274,004	$107	0.16%	$431,857	$114	0.11%
Federal funds sold and other short-term investments	99,825	371	1.49%	195,598	540	1.12%	173,701	546	1.26%
Available for sale debt securities	2,023,199	8,093	1.60%	2,115,852	7,577	1.43%	1,401,284	5,122	1.46%
Held to maturity debt securities, net (1)	412,229	2,489	2.41%	428,125	2,596	2.43%	438,079	2,700	2.47%
Equity securities, at fair value	1,019	—	—%	1,092	—	—%	1,056	—	—%
Federal Home Loan Bank stock	31,682	361	4.55%	30,907	374	4.85%	45,867	600	5.24%
Net loans: (2)
Total mortgage loans	7,252,665	69,073	3.78%	7,061,657	63,835	3.62%	6,816,999	62,877	3.66%
Total commercial loans	2,107,681	22,363	4.22%	2,099,145	22,821	4.38%	2,415,548	25,173	4.15%
Total consumer loans	322,681	3,344	4.16%	321,029	3,139	3.97%	356,072	3,412	3.84%
Total net loans	9,683,027	94,780	3.89%	9,481,831	89,795	3.80%	9,588,619	91,462	3.79%
Total interest-earning assets	$12,328,742	$106,285	3.43%	$12,527,409	$100,989	3.23%	$12,080,463	$100,544	3.31%

Non-Interest Earning Assets:
Cash and due from banks	129,953			122,856			145,082
Other assets	1,082,514			1,043,164			1,002,308
Total assets	$13,541,209			$13,693,429			$13,227,853

Interest-Bearing Liabilities:
Demand deposits	$6,189,722	$4,458	0.29%	$6,288,544	$4,195	0.27%	$5,658,084	$5,103	0.36%
Savings deposits	1,496,064	285	0.08%	1,476,643	291	0.08%	1,419,176	396	0.11%
Time deposits	695,015	833	0.48%	680,818	701	0.42%	897,597	1,283	0.57%
Total Deposits	8,380,801	5,576	0.27%	8,446,005	5,187	0.25%	7,974,857	6,782	0.34%

Borrowed funds	527,630	1,104	0.84%	549,679	1,168	0.86%	869,036	2,553	1.18%
Subordinated debentures	10,355	130	5.05%	10,301	108	4.27%	25,186	304	4.85%
Total interest-bearing liabilities	8,918,786	6,810	0.31%	9,005,985	6,463	0.29%	8,869,079	9,639	0.44%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	2,776,507			2,786,042			2,478,404
Other non-interest bearing liabilities	244,671			215,078			211,845
Total non-interest bearing liabilities	3,021,178			3,001,120			2,690,249
Total liabilities	11,939,964			12,007,105			11,559,328
Stockholders' equity	1,601,245			1,686,324			1,668,525
Total liabilities and stockholders' equity	$13,541,209			$13,693,429			$13,227,853

Net interest income		$99,475			$94,526			$90,905

Net interest rate spread			3.12%			2.94%			2.87%
Net interest-earning assets	$3,409,956			$3,521,424			$3,211,384

Net interest margin (3)			3.21%			3.02%			2.99%

Ratio of interest-earning assets to total interest-bearing liabilities	1.38x			1.39x			1.36x

(1)	Average outstanding balance amounts shown are amortized cost, net of allowance for credit losses.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.
Interest-Earning Assets:
Securities	1.74%	1.47%	1.29%	1.32%	1.46%
Net loans	3.89%	3.80%	3.81%	3.77%	3.79%
Total interest-earning assets	3.43%	3.23%	3.19%	3.21%	3.31%

Interest-Bearing Liabilities:
Total deposits	0.27%	0.25%	0.28%	0.30%	0.34%
Total borrowings	0.84%	0.86%	0.94%	1.08%	1.18%
Total interest-bearing liabilities	0.31%	0.29%	0.34%	0.37%	0.44%

Interest rate spread	3.12%	2.94%	2.85%	2.84%	2.87%
Net interest margin	3.21%	3.02%	2.95%	2.94%	2.99%

Ratio of interest-earning assets to interest-bearing liabilities	1.38x	1.39x	1.39x	1.38x	1.36x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Dollars in Thousands) (Unaudited)

	June 30, 2022			June 30, 2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$175,341	$298	0.34%	$375,799	$198	0.11%
Federal funds sold and other short term investments	147,447	911	1.25%	150,971	946	1.26%
Available for sale debt securities	2,069,270	15,671	1.51%	1,269,815	9,970	1.57%
Held to maturity debt securities, net (1)	420,133	5,085	2.42%	444,204	5,484	2.47%
Equity securities, at fair value	1,055	—	—%	1,018	—	—%
Federal Home Loan Bank stock	31,296	735	4.70%	48,637	1,364	5.61%
Net loans: (2)
Total mortgage loans	7,156,189	132,908	3.70%	6,812,557	124,893	3.65%
Total commercial loans	2,105,001	45,184	4.30%	2,463,788	51,316	4.17%
Total consumer loans	321,796	6,483	4.06%	379,483	6,904	3.67%
Total net loans	9,582,986	184,575	3.84%	9,655,828	183,113	3.79%
Total interest-earning assets	$12,427,528	$207,275	3.33%	$11,946,272	$201,075	3.36%

Non-Interest Earning Assets:
Cash and due from banks	126,423			164,174
Other assets	1,062,948			1,021,099
Total assets	$13,616,899			$13,131,545

Interest-Bearing Liabilities:
Demand deposits	$6,238,860	$8,653	0.28%	$5,487,222	$10,614	0.39%
Savings deposits	1,486,407	576	0.08%	1,395,408	803	0.12%
Time deposits	687,956	1,534	0.45%	969,922	2,782	0.58%
Total deposits	8,413,223	10,763	0.26%	7,852,552	14,199	0.36%
Borrowed funds	538,593	2,272	0.85%	941,729	5,362	1.15%
Subordinated debentures	10,328	239	4.66%	25,168	609	4.88%
Total interest-bearing liabilities	$8,962,144	$13,274	0.30%	$8,819,449	$20,170	0.46%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	2,781,248			2,428,661
Other non-interest bearing liabilities	229,958			229,986
Total non-interest bearing liabilities	3,011,206			2,658,647
Total liabilities	11,973,350			11,478,096
Stockholders' equity	1,643,549			1,653,449
Total liabilities and stockholders' equity	$13,616,899			$13,131,545

Net interest income		$194,001			$180,905

Net interest rate spread			3.03%			2.90%
Net interest-earning assets	$3,465,384			$3,126,823

Net interest margin (3)			3.11%			3.02%

Ratio of interest-earning assets to total interest-bearing liabilities	1.39x			1.35x

(1) Average outstanding balance amounts shown are amortized cost, net of allowance for credit losses.
(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2020
Interest-Earning Assets:
Securities	1.59%	1.57%	2.42%
Net loans	3.84%	3.79%	3.99%
Total interest-earning assets	3.33%	3.36%	3.67%

Interest-Bearing Liabilities:
Total deposits	0.26%	0.36%	0.66%
Total borrowings	0.85%	1.15%	1.55%
Total interest-bearing liabilities	0.30%	0.46%	0.81%

Interest rate spread	3.03%	2.90%	2.86%
Net interest margin	3.11%	3.02%	3.06%

Ratio of interest-earning assets to interest-bearing liabilities	1.39x	1.35x	1.34x